REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM



The Board of Directors
The Taiwan Fund, Inc.
Boston, Massachusetts


In planning and performing our audits of the financial
statements of The Taiwan Fund, Inc. the Fund, as
of and for the year ended August 31, 2010, in accordance
with the standards of the Public Company Accounting
Oversight Board United States, we considered the Fund s
internal control over financial reporting, including
controls over safeguarding securities, as a basis for
designing our auditing procedures for the purpose of
expressing our opinion on the financial statements and
to comply with the requirements of Form N-SAR, but not
for the purpose of expressing an opinion on the
effectiveness of the Fund s internal control over
financial reporting.   Accordingly, we express no such
opinion.

The management of the Fund is responsible for
establishing and maintaining effective internal control
over financial reporting.   In fulfilling this
responsibility, estimates and judgments by management
are required to assess the expected benefits and
related costs of controls.   A company s internal control
over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with
generally accepted accounting principles.   A company s
internal control over financial reporting includes those policies and procedures that 1. pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; 2. provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and 3. provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect
misstatements on a timely basis.   A material weakness is a
deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund s annual or interim financial statements will not be prevented or detected on a timely basis.






Our consideration of the Fund s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
 United States.   However, we noted no deficiencies in the Fund s
internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of August 31, 2010.

This report is intended solely for the information and use of management, the Board of Directors of The Taiwan Fund, Inc.
and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





           TAIT, WELLER and BAKER LLP

Philadelphia, Pennsylvania
October 25, 2010